State of Missouri
John R. Ashcroft, Secretary of State
Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

LC001508645
Date Filed: 3/23/2017
John R. Ashcroft
Missouri Secretary of State

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #: LC001508645

1. The current name of the limited liability company is Aspen Mortgage Income Fund, LLC

2. The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is otherwise indicated:

   ____
   (Date may not be more than 90 days after the filing date in this office)

3. State date of occurrence that required this amendment: 3/23/2017
   Month/Day/Year

4. The articles of organization are hereby amended as follows:
   The name of the limited liability company is: Aspen Mortgage Income Fund II, LLC

   New Name (if applicable): Aspen Mortgage Income Fund II, LLC

5. (Check if applicable) This amendment is required to be filed because:

   ☐ management of the limited liability company is vested in one or more managers where management had not been so previously vested.

   ☐ management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

   ☐ a change in the name of the limited liability company.

   ☐ a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6. This amendment is (check either or both):

   ☒ authorized under the operating agreement
   ☐ required to be filed under the provisions of RSMo Chapter 347
   ☐ both

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Trowbridge Sidoti LLP - David Utley	TROWBRIDGE SIDOTI LLP - DAVID UTLEY	03/23/2017
Authorized Signature	*Printed Name*	*Date*

LLC-12 (11/2009)

Name and address to return filed document:

Name: TrowbridgeSidoti

Address: Email: dave@crowdfundinglawyers.net

City, State, and Zip Code: ______________________

STATE OF MISSOURI

John R. Ashcroft
Secretary of State

CERTIFICATE OF AMENDED ARTICLES OF ORGANIZATION

WHEREAS,

Aspen Mortgage Income Fund II, LLC
LC001508645

FORMERLY,

Aspen Mortgage Income Fund, LLC

filed its amended Articles of Organization with this office and WHEREAS that filing was found to conform to the Missouri Limited Liability Company Act;

NOW, THEREFORE, I, JOHN R. ASHCROFT, Secretary of State of the State of Missouri, by virtue of authority vested in me by law do hereby certify and declare that the above entity's Articles of Organization are amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 23rd day of March, 2017.

Secretary of State